AMENDED EXHIBIT A
                              DATED MARCH 3, 2015

                            SHAREHOLDER SERVICE FEES

--------------------------------------------------------------------------------
                                                             MAXIMUM SHAREHOLDER
FUND                                   CLASS OF SHARES           SERVICE FEE
--------------------------------------------------------------------------------
Winton Global Equity Portfolio         Investor Class Shares        0.15%
--------------------------------------------------------------------------------
Winton European Equity Portfolio       Investor Class Shares        0.15%
--------------------------------------------------------------------------------
Winton U.S. Equity Portfolio           Investor Class Shares        0.15%
--------------------------------------------------------------------------------
Winton International Equity Portfolio  Investor Class Shares        0.15%
--------------------------------------------------------------------------------